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                                                                     Exhibit 5


                    B A S S,  B E R R Y  &  S I M S  P L C
                   A PROFESSIONAL LIMITED LIABILITY COMPANY
                               ATTORNEYS AT LAW


2700 FIRST AMERICAN CENTER                       1700 RIVERVIEW TOWER
NASHVILLE, TENNESSEE 37238-2700                  POST OFFICE BOX 1509
TELEPHONE (615) 742-6200                         KNOXVILLE, TENNESSEE 37901-1509
TELECOPIER (615) 742-6293                        TELEPHONE (423) 521-6200
                                                 TELECOPIER (423) 521-6234

                               October 1, 1997


Gaylord Entertainment Company
One Gaylord Drive
Nashville, Tennessee 37214

      RE: REGISTRATION STATEMENT ON FORM S-8

Dear Ladies and Gentlemen:

     We have acted as your counsel in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") relating to the Company's 1997 Stock Option and Incentive Plan (the "Plan") filed by you with the Securities and Exchange Commission covering shares of common stock (the "Common Stock") issuable pursuant to the Plan.

     In so acting, we have examined and relied upon such records, documents, and other instruments as in our judgment are necessary or appropriate in order to express the opinion hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

     Based on the foregoing, we are of the opinion that the Common Stock, when issued pursuant to and in accordance with the Plan, will be duly and validly issued, fully paid, and nonassessable.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement.


                                         Very truly yours,

                                         /s/ Bass, Berry & Sims PLC